Exhibit 5.1

January 6, 2025

Siyata Mobile Inc.

7404 King George Blvd. Suite 200, King’s Cross

Surrey British Columbia

V3W 1N6, Canada

Re: Siyata Mobile Inc. – Form F-1 Registration Statement

We have acted as Canadian legal counsel to Siyata Mobile Inc., a British Columbia corporation (the “Company”), in connection with (i) the Registration Statement on Form F-1 (File No. 333-282880) (as amended, including post-effectively, through the date hereof, the “Initial Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and (ii) the second Registration Statement on Form F-1 filed by the Company pursuant to Rule 462(b) under the Securities Act (the “462(b) Registration Statement,” and together with the Initial Registration Statement, the “Registration Statement”). This opinion letter is furnished to you in connection with the filing of the 462(b) Registration Statement, relating to the registration of up to 111,891 shares of the common shares, no par value per share, of the Company, which includes shares issuable under the equity purchase agreement dated October 21, 2024 (the “EPA”) entered into by and between the Company and the selling shareholder as identified in the Initial Registration Statement.

In connection with this opinion, we have reviewed and relied upon the Registration Statement, the 462(b) Registration Statement, the Company’s Notice of Articles, the Company’s Articles, records of the Company’s corporate proceedings in connection with the EPA, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed: (i) the authenticity of all records, documents, and instruments submitted to us as originals; (ii) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (iii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments or other documents submitted to us; (iv) the authenticity and the conformity to the originals of all records, documents, and instruments submitted to us as copies; (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for purposes of this opinion are true and correct; and (vi) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto (other than the due authorization, execution and delivery of each such agreement, instrument and document by the Company). We have also obtained from officers of the Company certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation.

888.476.5291

www.corpcounsel.ca

CC Corporate Counsel Professional Corporation

20 Great Gulf Dr., Suite 14, Vaughan, Ontario, L4K 0K7

Our opinion is limited to Canadian securities laws and the law of the Province of British Columbia, including all applicable provisions of the British Columbia Business Corporations Act. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule, or regulation, state or federal, applicable to the Company. In particular, we express no opinion as to United States federal securities laws.

This opinion is rendered to you in connection with the filing of the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

We hereby consent to your filing this opinion as an exhibit to the 462(b) Registration Statement and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Yours very truly,

/signed/ CC Corporate Counsel Professional Corporation